SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    March 13, 1997


                              Swing-N-Slide Corp.
             (Exact name of registrant as specified in its charter)


     Delaware                        0-20450                   36-3808989
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                1212 Barberry Drive, Janesville, Wisconsin  53545
           (Address of principal executive offices including zip code)


                                 (608) 755-4777
                         (Registrant's telephone number)

   Item 7.     Financial Statements and Exhibits.

          (a)  Financial Statements of Business Acquired - Game Time, Inc.

               Independent Auditors' Report

                    Financial Statements:

                         Balance Sheets, December 31, 1996 and 1995
                         Statement of Operations,
                              Years Ended December 31, 1996 and 1995
                         Statement of Changes in Stockholders' Equity,
                              Years Ended December 31, 1996 and 1995
                         Statement of Cash Flows,
                              Years Ended December 31, 1996 and 1995
                         Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT



   To the Board of Directors
   Gametime, Inc.


   We have audited the accompanying balance sheets of GAMETIME, INC. (an S corporation) as of December 31, 1996 and 1995, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gametime, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The additional financial data, as listed in the Table of Contents, is presented for purposes of additional analysis and is not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.




   Chicago, Illinois
   March 7, 1997

                                                                   Exhibit A


                                 GAMETIME, INC.
                               (An S Corporation)

                                 Balance Sheets
                           December 31, 1996 and 1995


        Assets (Primarily Pledged--Note 4)           1996         1995
   Current Assets:
      Cash and cash equivalents (Note 1)          $    47,160  $    68,091
      Restricted cash related to industrial
        development bond issue (Note 3)               251,167      252,073
      Accounts receivable, trade (net of
        allowance for doubtful accounts of
        $104,000 and $119,328)                      5,488,265    6,219,403
      Inventories (Notes 1 and 2)                   3,105,623    3,102,293
      Other receivables                                80,727      261,764
      Prepaid expenses                                134,556      189,793
      Deferred catalog costs--current
        (Note 1)                                    1,158,099    1,654,093
                                                   ----------   ----------
                                                   10,265,597   11,747,510
                                                   ----------   ----------
   Property, Plant and Equipment (less
     accumulated depreciation and
     amortization):
      Owned assets (Notes 1, 2 and 3)               7,917,724    5,797,796
      Assets under capitalized leases
        (Notes 1, 2 and 3)                          2,950,797    3,290,125
                                                   ----------   ----------
                                                   10,868,521    9,087,921
                                                   ----------   ----------
   Other Assets:
      Restricted cash related to industrial
        development bond issue (Note 3)               484,015      484,905
      Marketable equity securities (Note 7)                 0      440,131
      Deferred catalog costs--noncurrent
        (Note 1)                                      204,799      446,333
        Other                                         243,256      231,949
                                                   ----------   ----------
                                                      932,070    1,603,318
                                                   ----------   ----------
                                                  $22,066,188  $22,438,749
                                                   ==========   ==========
         Liabilities and Stockholders' Equity

   Current Liabilities:
      Accounts payable, trade                     $ 2,080,167  $ 2,318,096
      Current portion of long-term liabilities
        (Note 7)                                      324,308      252,545
      Loans under revolving credit agreement
        (Note 4)                                    6,226,960            0
      Accrued expenses and other liabilities
        (Note 2)                                    4,477,316    3,387,103
                                                   ----------   ----------
                                                   13,108,751    5,957,744
                                                   ----------   ----------
   Long-term Liabilities:
      Loans under revolving credit agreement
        (Note 4)                                            0    8,305,513
      Other long-term liabilities (net of
        current portion--Note 3)                    4,488,579    4,321,751
                                                   ----------   ----------
                                                    4,488,579   12,627,264
                                                   ----------   ----------
   Stockholders' Equity (Exhibit C)                 4,468,858    3,853,741
                                                   ----------   ----------
                                                  $22,066,188  $22,438,749
                                                   ==========   ==========

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit B



                                 GAMETIME, INC.
                               (An S Corporation)

                             Statement of Operations
                     Years Ended December 31, 1996 and 1995



                                                    1996           1995

   Net Revenue (Note 1)                         $41,842,729    $36,363,941

   Cost of Goods Sold                            27,022,837     24,089,146
                                                 ----------     ----------
   Gross Profit                                  14,819,892     12,274,795
                                                 ----------     ----------
   Operating Expenses:
     Selling and marketing                        5,141,970      4,528,556
     Warehousing and shipping                     1,693,223      1,415,174
     Engineering                                    815,681        442,682
     General and administrative                   3,570,719      3,272,861
                                                 ----------     ----------
                                                 11,221,593      9,659,273
                                                 ----------     ----------
   Income from Operations                         3,598,299      2,615,522
                                                 ----------     ----------
   Other Expense (Income):
     Interest expense, net                        1,309,899      1,455,303
     Realized gain on distribution of
       securities (Note 7)                     (    288,219)             0
     Other (income), net                       (     74,848)   (    35,586)
                                                 ----------     ----------
                                                    946,832      1,419,717
                                                 ----------     ----------
   Net Income (to Exhibit C)                    $ 2,651,467    $ 1,195,805
                                                 ==========     ==========

         The accompanying notes are an integral part of this statement.

                                                                                                    Exhibit C


                                                           GAMETIME, INC.
                                                         (An S Corporation)

                                            Statement of Changes in Stockholders' Equity
                                               Years Ended December 31, 1996 and 1995

                                                 Common Stock
                                              (1,000 Shares of
                                               $1.00 Par Value
                                                  Authorized      Additional                    Unrealized
                                              100 Shares Issued     Paid-in       Retained        Gain on
                                               and Outstanding)     Capital       Earnings      Securities        Total

   Balances January 1, 1995                         $      100     $1,635,266     $  762,445     $  117,577     $2,515,388

   Unrealized Gain on Securities for
     1995 (Note 9)                                                                   142,548        142,548

   Net Income for 1995                                                             1,195,805                     1,195,805
                                                    ----------     ----------     ----------     ----------     ----------
   Balances, December 31, 1995                             100      1,635,266      1,958,250        260,125      3,853,741

   Unrealized Gain on Securities
     for 1996 (Note 7)                                                                               28,094         28,094

   Realized Gain on Securities for 1996
     (Note 7)                                                                    (   288,219)   (   288,219)

   Distributions to Stockholders:
             Cash (Note A)                                                       ( 1,308,000)                  ( 1,308,000)
             Securities (Note 7)                                                 (   468,225)                  (   468,225)

   Net Income for 1996                                                             2,651,467                     2,651,467
                                                    ----------     ----------     ----------     ----------     ----------
   Balances, December 31, 1996                      $      100     $1,635,266     $2,833,492     $        0     $4,468,858
                                                    ==========     ==========     ==========     ==========     ==========


             Note A--An additional $399,000 was distributed to stockholders in 1997.

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit D
                                 GAMETIME, INC.
                               (An S Corporation)
                             Statement of Cash Flows
                     Years Ended December 31, 1996 and 1995


                                                      1996         1995
   Cash Flows from Operating Activities:
     Net income                                    $2,651,467   $1,195,805
       Adjustments to reconcile net income
         to net cash provided by operating
         activities:
       Depreciation                                 1,271,841    1,134,163
       Provision for losses on accounts
         receivable                                    23,258       69,000
       Loss on sale of assets                           2,194            0
       Realized gain on distribution of
         securities to stockholders               (   288,219)           0
       Increase (Decrease) in cash from
         changes in:
         Accounts receivable                          707,880  (    20,144)
         Inventories                              (     3,330) (   433,842)
         Prepaid expenses                              55,237       56,224
         Deferred catalog costs                       737,528      765,219
         Other assets                                 169,730       86,589
         Accounts payable                         (   237,929)     389,408
         Accrued expenses and other
           liabilities                              1,090,213      496,725
                                                   ----------   ----------
     Net cash provided by operating activities      6,179,870    3,739,147
                                                   ----------   ----------
   Cash Flows from Investing Activities:
     Capital expenditures for owned assets        ( 2,533,348) ( 1,453,858)
     Proceeds from sale of property, plant and
       equipment                                       13,713            0
     Decrease in due from stockholders                      0      167,934
     Decrease in restricted cash related to
       future repayments of industrial
       development bonds                                1,796      110,630
                                                   ----------   ----------
     Net cash used in investing activities        ( 2,517,839) ( 1,175,294)
                                                   ----------   ----------
   Cash Flows from Financing Activities:
     Distributions to stockholders                ( 1,308,000)           0
     Net repayments under revolving credit
       agreement                                  ( 2,078,553) ( 2,381,340)
     Principal payments on notes payable          (   296,409) (   268,505)
                                                   ----------   ----------
     Net cash used in financial activities        ( 3,682,962) ( 2,649,845)
                                                   ----------   ----------
   Net Decrease in Cash and Cash Equivalents      (    20,931) (    85,992)
   Cash and Cash Equivalents, Beginning
     of Year                                           68,091      154,083
                                                   ----------   ----------
   Cash and Cash Equivalents, End of Year          $   47,160   $   68,091
                                                   ==========   ==========
     Supplementary Disclosures of Cash Flow
       Information:
       Cash paid during the year for interest      $1,847,983   $1,565,233
                                                   ==========   ==========
     Supplementary Disclosures of Noncash
       Investing and Financing Activities:
       Increase in market value of marketable
         equity securities                         $   28,094   $  142,548
                                                   ==========   ==========
       Distribution of marketable securities
         to stockholders                          ($  468,225)  $        0
                                                   ==========   ==========
       Equipment acquired under capital lease      $  535,000   $        0
                                                   ==========   ==========


         The accompanying notes are an integral part of this statement.

                                 GAMETIME, INC.
                               (An S Corporation)

                        Notes to the Financial Statements
                           December 31, 1996 and 1995

   Note 1--Nature of Activities and Significant Accounting Policies:

      Gametime, Inc. (the "Company") is engaged in the manufacture and distribution of park, playground and related equipment to end users such as cities, park districts, and schools. Operations are conducted from premises in Fort Payne, Alabama with sales being made throughout the United States and in several foreign countries.

      The Company's stockholders have entered into an agreement to sell all of the Company's stock to Swing-N-Slide Corp., a publicly owned corporation. Such sale is expected to be closed in March 1997.

      A summary of significant accounting policies is as follows:

          Inventories--Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) basis, or market.

          Revenue--Revenue consists of (a) sales of company products, which are recorded net of the related commissions paid to outside manufacturers' representatives and (b) transportation charges to customers.

          Depreciation and Amortization--Provisions for depreciation and amortization are computed for financial reporting purposes over the estimated useful lives of the respective assets under the straight-line method. For income tax reporting purposes, certain assets are depreciated under accelerated methods. Fully depreciated assets are generally not written off until disposition or retirement.

          Income Taxes--The Company is not liable for federal income taxes pursuant to its election of S corporation status under the Internal Revenue Code, whereby income of the corporation is allocated to and included in the individual returns of the stockholders. Accordingly, no provision for federal income taxes is reflected in the financial statements. However, the Company is currently subject to immaterial amounts of state taxes. The S corporation status will terminate upon the completion of the sale of the Company's stock (see above).

          Capitalized Leases--Leases capitalized are recorded at the present value of future rental payments. For both financial and income tax reporting purposes, amortization of assets under capitalized leases is computed under the straight-line method.

          Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

          Cash and Cash Equivalents--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments acquired with a maturity of three months or less to be cash equivalents.

          Marketable Equity Securities--See Note 7.

          Deferred Catalog and Advertising Costs--Catalog costs considered as direct response advertising are amortized generally over one to two years from completion of the respective catalogs, which is the expected period of probable benefits. Other advertising costs are charged to expense as incurred.

          Reclassifications--Certain amounts reflected in the accompanying financial statements for the year ended December 31, 1995 have been reclassified from that previously presented in order to conform to current year classifications, without affecting reported net income or stockholders' equity for 1995.

   Note 2--Selected Financial Data:

      Owned property, plant and equipment at December 31, 1996 and 1995, stated at cost, consisted of the following:

                                                     1996          1995

        Land                                     $   104,868   $   104,868
        Land improvements                            417,599       209,549
        Buildings                                  2,158,960     2,158,960
        Machinery and equipment                    3,878,922     3,560,384
        Office furniture and fixtures              1,005,920       755,411
        Transportation equipment                     272,474       309,591
        Patterns and dies                          6,853,722     4,992,959
        Assets to be placed in service
           (see below)                             1,363,613       966,899
                                                  ----------    ----------
                                                  16,056,078    13,058,621
        Less accumulated depreciation and
          amortization                             8,138,354     7,260,825
                                                  ----------    ----------
        Net book value                           $ 7,917,724   $ 5,797,796
                                                  ==========    ==========

       Assets to be placed in service at December 31, 1996 consist of a new rotational molding building containing a new rotational molding machine (acquired under a capital lease). The facility became operational in February 1997.

       See Notes 3 and 4 for related debt.


       Assets under capitalized leases at December 31, 1996 and 1995 consisted of the following:

                                                 1996              1995

        Land improvements                    $   298,910       $   298,910
        Buildings                              1,964,006         1,964,006
        Machinery and equipment                3,163,544         3,163,544
        Furniture and fixtures                    42,220            42,220
                                              ----------        ----------
                                               5,468,680         5,468,680
        Less accumulated amortization          2,517,883         2,178,555
                                              ----------        ----------
        Net book value                       $ 2,950,797       $ 3,290,125
                                              ==========        ==========

       See Note 3 for related debt.

       Inventories at December 31, 1996 and 1995 consisted of the following:

                                                 1996              1995

        Raw materials                         $3,026,742        $2,924,033
        Work in process                           16,515            12,818
        Finished goods                            62,366           165,442
                                              ----------        ----------
                                              $3,105,623        $3,102,293
                                              ==========        ==========

       Accrued expenses and other liabilities at December 31, 1996 and 1995, consisted of the following:

                                                 1996              1995

        Commissions                           $1,848,793        $1,595,539
        Group and product liability
          insurance                              403,728           247,966
        Sales and other taxes                    147,592           173,363
        Wages, bonuses and vacation pay        1,206,999           702,273
        Interest                                 253,544           249,657
        Other                                    616,660           418,305
                                              ----------        ----------
                                              $4,477,316        $3,387,103
                                              ==========        ==========


       Selected expenses for the years ended December 31, 1996 and 1995 were as follows:

                                                 1996              1995

        Bad Debt Expense                      $   23,258        $   69,000
                                              ==========        ==========
        Advertising Expense                   $  682,867        $  581,899
                                              ==========        ==========

   Note 3--Long-term Liabilities:

       Long-term liabilities at December 31, 1996 and 1995, other than the loans under the revolving credit agreement (Note 4), consisted of the following:

                                                     1996          1995
       Liabilities under capitalized leases
        financed by Industrial Revenue Bonds
        (see below)                               $4,119,000    $4,269,000

       Liability under capitalized lease, payable
        in quarterly installments of $32,685,
        including interest at 8% per year; final
        payment due June 1, 2001; secured by
        certain machinery and equipment              483,939             0

       Liability under capitalized lease, payable
        in monthly installments of $5,130
        including interest at 9.5% per year;
        final payment due June 7, 1999; secured
        by certain machinery and equipment           194,345       228,667

       Liability under capitalized lease, final
        payment made February 23, 1996                     0        27,200

       Note payable; final payment made
        September 1, 1996                                  0        14,414

       Note payable in quarterly installments of
        $5,410 including interest at 8% per
        year; final payment due October 1, 1997;
        secured by certain machinery and
        equipment                                     15,603        35,015
                                                   ---------     ---------

       Total long-term liabilities                 4,812,887     4,574,296

       Less current portion (inclusive of
        capitalized leases)                          324,308       252,545
                                                   ---------     ---------
       Noncurrent portion                         $4,488,579    $4,321,751
                                                   =========     =========

       On August 1, 1989, the Company entered into a lease agreement with the Industrial Development Board of the City of Fort Payne, Alabama financed by the issuance of new Industrial Development Bonds in the amount of $4,742,000, the proceeds of which were used primarily for plant expansion. The bonds bear interest at 10.25% per annum.

       At December 31, 1996 and 1995, total restricted cash related to the bond issue consisted of approximately:

                                                     1996          1995

        Bond sinking fund                         $  484,000    $  484,000
                                                   =========     =========
        Deposits to trust fund for payment of
           interest on debt                       $  251,000    $  252,000
                                                   =========     =========

       Maturities of long-term liabilities are as follows:


                              Capitalized Leases
                              Industrial
                                Revenue
           Year                   Bond       Other       Other        Total

       1997                   $  587,198  $  192,303   $   15,603  $  795,104
       1998                      587,286     192,303                  779,589
       1999                      587,630     231,492                  819,122
       2000                      587,028     130,738                  717,766
       2001                      587,376      56,701                  644,077
       Thereafter              4,645,346                            4,645,346
                               ---------   ---------    ---------   ---------
       Total minimum
         payments              7,581,864     803,537       15,603   8,401,004

       Less imputed
         interest              3,462,864     125,253                3,588,117
                               ---------   ---------    ---------   ---------
       Total obligations      $4,119,000  $  678,284   $   15,603  $4,812,887
                               =========   =========    =========   =========

   Note 4--Loans under Revolving Credit Agreement:

        At December 31, 1996 and 1995, the Company was obligated to a bank for $6,226,960 and $8,305,513, respectively, on secured loans made under revolving credit agreements. The most recent agreement, effective May 1, 1996, expires May 1, 1997 and provides for maximum borrowings of the lesser of $12,000,000 or a borrowing base amount which is based on accounts receivable and inventory amounts.
        Interest is payable quarterly at the LIBOR rate plus 225 basis points (7.8% at December 31, 1996) on borrowings up to $6,000,000 and monthly at prime (8.25% at December 31, 1996) for any additional outstanding balance.

        Pursuant to the agreement, the Company has granted the bank a security interest in all accounts receivable, inventories and certain equipment. The agreement also contains various restrictive covenants as well as pledges of certain marketable securities of the stockholders as additional collateral. The Company was in compliance with all such covenants at December 31, 1996. The loan is expected to be repaid in full concurrent with the sale of the Company's stock (Note 1) and is classified as a current liability at December 31, 1996.

   Note 5--Employee Benefit Plan:

        The Company provides retirement benefits to its qualified employees through a "401(k) plan," which permits employee contributions up to the maximum allowable by federal regulation, with the Company making matching contributions at the rate of 40% of the amount contributed by the participants up to 8% of the participants' gross wages. During 1996 and 1995, respectively, the Company's contributions were $110,000 and $97,000 and employee contributions totaled $293,000 and $259,000.

   Note 6--Contingencies:

        The Company is subject to various product liability claims and litigation which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions is adequately insured against and any uninsured losses will not materially affect the financial position of the Company.

   Note 7--Marketable Equity Securities:

        The Company had adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Investments in Debt and Certain Equity Securities to account for its investment in marketable equity securities. The adoption of SFAS No. 115 required that marketable equity securities held for sale be valued at market. The Company's investment in such marketable equity securities consisted of the stock of a single company.

        On September 16, 1996, the securities (with an original cost of $180,006) were distributed to the stockholders. A realized gain of $288,219 was recorded upon distribution and is separately reflected on the Statement of Operations. At December 31, 1995, there was an unrealized gain of $260,125, shown as a separate component of Stockholders' Equity.

                    Independent Auditors' Report

                         Financial Statements:

                              Balance Sheets, December 31, 1995 and 1994
                              Statement of Operations,
                                    Years Ended December 31, 1995 and 1994
                              Statement of Changes in Stockholders' Equity,
                                    Years Ended December 31, 1995 and 1994
                              Statement of Cash Flows,
                                    Years Ended December 31, 1995 and 1994
                              Notes to Financial Statements

                          INDEPENDENT AUDITORS' REPORT


   To the Board of Directors
   Gametime, Inc.


   We have audited the accompanying balance sheets of GAMETIME, INC. (an S corporation) as of December 31, 1995 and 1994, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gametime, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

   As explained in Note 9 to the financial statements, the Company in 1994 adopted the provisions of Statement of Financial Accounting Standards No. 115, Investments in Debt and Certain Equity Securities.

   Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The additional financial data, as listed in the Table of Contents, is presented for purposes of additional analysis and is not a required part of the financial statements. Such information has been subjected to the auditing procedures applied in the audits of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.



   Chicago, Illinois
   March 8, 1996

                                                                   Exhibit A



                                 GAMETIME, INC.
                               (An S Corporation)

                                 Balance Sheets
                           December 31, 1995 and 1994



         Assets (Primarily Pledged--Note 6)         1995          1994

   Current Assets:
        Cash and cash equivalents (Note 1)       $    68,091   $   154,083
        Accounts receivable, trade (net of
          allowance for doubtful accounts of
          $119,328 and $71,900)                    6,219,403     6,268,259
        Inventories (Note 1)                       3,102,293     2,668,451
        Other receivables                            261,764       290,445
        Due from stockholders                              0       167,934
        Prepaid expenses                             189,793       246,017
        Deferred catalog costs--current
          (Note 1)                                 1,654,093     2,290,645
                                                  ----------    ----------
                                                  11,495,437    12,085,834
                                                  ----------    ----------
   Property, Plant and Equipment (less
     accumulated depreciation and
     amortization):
        Owned assets (Notes 1, 2 and 4)            5,797,796     5,134,143
        Assets under capitalized leases
          (Notes 1, 3 and 4)                       3,290,125     3,634,083
                                                  ----------    ----------
                                                   9,087,921     8,768,226
                                                  ----------    ----------
   Other Assets:
        Restricted cash related to industrial
          development bond issue (Note 4)            736,978       847,608
        Marketable equity securities (Note 9)        440,131       297,583
        Deferred catalog costs--non-current
          (Note 1)                                   446,333       575,000
        Other                                        231,949       289,857
                                                  ----------    ----------
                                                   1,855,391     2,010,048
                                                  ----------    ----------
                                                 $22,438,749   $22,864,108
                                                  ==========    ==========

         Liabilities and Stockholders' Equity

   Current Liabilities:
        Accounts payable, trade                  $ 2,318,096   $ 1,928,688
        Current portion of long-term
          liabilities (Note 4)                       252,545       268,505
        Accrued expenses and other liabilities
          (Note 5)                                 3,387,103     2,890,378
                                                  ----------    ----------
                                                   5,957,744     5,087,571
                                                  ----------    ----------
   Long-term Liabilities:
        Loans under revolving credit agreement
          (Note 6)                                 8,305,513    10,686,853
        Other long-term liabilities (net of
          current portion--Note 4)                 4,321,751     4,574,296
                                                  ----------    ----------
                                                  12,627,264    15,261,149
                                                  ----------    ----------
   Stockholders' Equity (Exhibit C)                3,853,741     2,515,388
                                                  ----------    ----------
                                                 $22,438,749   $22,864,108
                                                  ==========    ==========

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit B



                                 GAMETIME, INC.
                               (An S Corporation)

                             Statement of Operations
                     Years Ended December 31, 1995 and 1994


                                                     1995          1994

   Net Revenue (Note 1)                          $36,363,941   $32,619,798

   Cost of Goods Sold                             24,089,146    21,722,347
                                                  ----------    ----------
   Gross Profit                                   12,274,795    10,897,451
                                                  ----------    ----------
   Operating Expenses:
     Selling and marketing                         4,528,556     4,334,121
     Warehousing and shipping                      1,415,174     1,126,928
     Engineering                                     442,682       442,890
     General and administrative                    3,272,861     2,891,799
                                                  ----------    ----------
                                                   9,659,273     8,795,738
                                                  ----------    ----------
   Income from Operations                          2,615,522     2,101,713
                                                  ----------    ----------
   Other Expense:
     Interest expense, net                         1,455,303     1,422,303
     Other expense, net                         (     35,586) (     49,025)
     Settlement of claim (Note 8)                          0       150,000
                                                  ----------    ----------
                                                   1,419,717     1,523,278
                                                  ----------    ----------
   Net Income (to Exhibit C)                     $ 1,195,805   $   578,435
                                                  ==========    ==========

         The accompanying notes are an integral part of this statement.

                                                                                                             Exhibit C
                                                           GAMETIME, INC.
                                                         (An S Corporation)

                                            Statement of Changes in Stockholders' Equity
                                               Years Ended December 31, 1995 and 1994

                                           Common Stock
                                        (1,000 Shares of
                                         $1.00 Par Value
                                            Authorized      Additional                           Unrealized
                                        100 Shares Issued     Paid-in           Retained           Gain on
                                          and outstanding)    Capital           Earnings         Securities          Total

   Balances, December 31, 1993             $        100     $ 1,635,266      $    184,010                        $ 1,819,376

   Cumulative Effect of Adopting
     SFAS 115 January 1, 1994
     (Note 9)                                                                                   $    128,890         128,890
                                             ----------      ----------        ----------         ----------       ---------
   Balances January 1, 1994,
     restated                                       100       1,635,266           184,010            128,890       1,948,266

   Reduction in Unrealized Gain on
     Securities for 1994 (Note 9)                                                              (      11,313)   (     11,313)

   Net Income for 1994                                                            578,435                            578,435
                                             ----------      ----------        ----------         ----------       ---------
   Balances, December 31, 1994                      100       1,635,266           762,445            117,577       2,515,388

   Unrealized Gain on Securities
     for 1995 (Note 9)                                                                               142,548         142,548

   Net Income for 1995                                                          1,195,805                          1,195,805
                                             ----------      ----------        ----------         ----------       ---------

   Balances, December 31, 1995             $        100     $ 1,635,266      $  1,958,250       $    260,125     $ 3,853,741
                                             ==========      ==========        ==========         ==========       =========
                                                                                                                     (To
                                                                                                                   Exhibit A)

         The accompanying notes are an integral part of this statement.

                                                                   Exhibit D

                                 GAMETIME, INC.
                               (An S Corporation)

                             Statement of Cash Flows
                     Years Ended December 31, 1995 and 1994

                                                   1995            1994
   Cash Flows from Operating Activities:
     Net income                                 $1,195,805      $  578,435
        Adjustments to reconcile net income
           to net cash provided by
           operating activities:
        Depreciation                             1,134,163       1,112,828
        Provision for losses on accounts
           receivable                               69,000          15,000
        Gain on sale of assets                           0     (     5,610)
        Increase (Decrease) in cash from
          changes in:
           Accounts receivable                 (    20,144)    (   332,363)
           Inventories                         (   433,842)        712,189
           Prepaid expenses                         56,224     (    43,585)
           Deferred catalog costs                  765,219         766,988
           Other assets                             86,589     (    37,207)
           Accounts payable                        389,408     ( 1,439,024)
           Accrued expenses and other
              liabilities                          496,725         537,224
                                                ----------      ----------
     Net cash provided by operating
        activities                               3,739,147       1,864,875
                                                ----------      ----------
   Cash Flows from Investing Activities:
     Capital expenditures for owned assets     ( 1,453,858)    ( 1,267,720)
     Proceeds from sale of property, plant
        and equipment                                    0          67,463
     Decrease (Increase) in due from
        stockholders                               167,934     (     6,695)
     Decrease (Increase) in restricted cash
        related to future repayments of
        industrial
        development bonds                          110,630     (    72,289)
                                                ----------      ----------
     Net cash used in investing activities     ( 1,175,294)    ( 1,279,241)
                                                ----------      ----------
   Cash Flows from Financing Activities:
     Net repayments under revolving
       credit agreement                        ( 2,381,340)    (   279,815)
     Principal payments on notes payable       (   268,505)    (   260,896)
                                                ----------      ----------
     Net cash used in financial activities     ( 2,649,845)    (   540,711)
                                                ----------      ----------
   Net (Decrease) Increase in Cash and Cash
     Equivalents                               (    85,992)         44,923
   Cash and Cash Equivalents, Beginning of
     Year                                          154,083         109,160
                                                ----------      ----------
   Cash and Cash Equivalents, End of Year       $   68,091      $  154,083
                                                ==========      ==========
     Supplementary Disclosures of Cash Flow
        Information:
        Cash paid during the year for
           interest                             $1,565,233      $1,376,148
                                                ==========      ==========
     Supplementary Disclosures of Noncash
        Investing and Financing Activities:
        Increase in market value of
           marketable equity securities         $  142,548      $  117,577
                                                ==========      ==========

         The accompanying notes are an integral part of this statement.

                                 GAMETIME, INC.
                               (An S Corporation)

                        Notes to the Financial Statements
                           December 31, 1995 and 1994


   Note 1--Nature of Activities and Significant Accounting Policies:

       Gametime, Inc. (the "Company") is engaged in the manufacture and distribution of park, playground and related equipment to end users such as cities, park districts, and schools. Operations are conducted from premises in Fort Payne, Alabama with sales being made throughout the United States and in several foreign countries.

       A summary of significant accounting policies is as follows:

            Inventories--Inventories are stated at the lower of cost, determined on the first-in, first-out (FIFO) basis, or market.

            Revenue--Revenue consists of (a) sales of company products, which are recorded net of the related commissions paid to outside manufacturers' representatives and (b) transportation charges to customers.

            Depreciation and Amortization--Provisions for depreciation and amortization are computed for financial reporting purposes over the estimated useful lives of the respective assets under the straight-line method. For income tax reporting purposes, certain assets are depreciated under accelerated methods. Fully depreciated assets are generally not written off until disposition or retirement.

            Income Taxes--The Company is not liable for federal income taxes pursuant to its election of S corporation status under the Internal Revenue Code, whereby income of the corporation is allocated to and included in the individual returns of the stockholders. Accordingly, no provision for federal income taxes is reflected in the financial statements. However, the Company is currently subject to immaterial amounts of state taxes.

            Capitalized Leases--Leases capitalized are recorded at the present value of future rental payments (Note 3). For both financial and income tax reporting purposes, amortization of assets under capitalized leases is computed under the straight-line method.

            Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

            Cash and Cash Equivalents--For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments acquired with a maturity of three months or less to be cash equivalents.

            Marketable Equity Securities--See Note 9.

            Deferred Catalog Costs--Catalog costs considered as direct response advertising are amortized generally over two years from completion of the respective catalogs, which is the expected period of probable benefits.

            Reclassifications--Certain amounts reflected in the accompanying financial statements for the year ended December 31, 1994 have been reclassified from that previously presented in order to conform to current year classifications, without affecting reported net income or shareholders' equity for 1994.

   Note 2--Property, Plant and Equipment:

       Owned property, plant and equipment at December 31, 1995 and 1994, stated at cost, consisted of the following:

                                                 1995            1994

        Land                                  $   104,868     $   104,868
        Land improvements                         209,549         209,549
        Buildings                               2,158,960       2,113,155
        Machinery and equipment                 3,560,384       3,049,657
        Office furniture and fixtures             755,411         899,282
        Transportation equipment                  309,591         309,591
        Patterns and dies                       4,992,959       4,506,842
        Assets to be placed in service            966,899         962,895
                                               ----------      ----------
                                               13,058,621      12,155,839
        Less accumulated depreciation and
          amortization                          7,260,825       7,021,696
                                               ----------      ----------
        Net book value                        $ 5,797,796     $ 5,134,143
                                               ==========      ==========

        See Notes 4 and 6 for related debt.

   Note 3--Assets under Capitalized Leases:

        Assets under capitalized leases at December 31, 1995 and 1994 consisted of the following:

                                                 1995            1994

        Land improvements                     $   298,910     $   298,910
        Buildings                               1,964,006       1,964,006
        Machinery and equipment                 3,163,544       3,163,544
        Furniture and fixtures                     42,220          42,220
                                                ---------       ---------
                                                5,468,680       5,468,680
        Less accumulated amortization           2,178,555       1,834,597
                                                ---------       ---------
        Net book value                        $ 3,290,125     $ 3,634,083
                                                =========       =========

     See Note 4 for related debt.

   Note 4--Long-term Liabilities:

     Long-term liabilities at December 31, 1995 and 1994, other than the loans under the revolving credit agreement (Note 6), consisted of the following:

                                                  1995            1994
     Liabilities under capitalized leases
        financed by Industrial Revenue Bonds
        (see below)                            $4,269,000      $4,405,000

     Liability under capitalized lease, payable
        in monthly installments of $5,130
        including interest at 9.5% per year;
        final payment due June 7, 1999; secured
        by certain machinery and equipment        228,667         266,419

     Liability under capitalized lease,
        payable in monthly installments of
        $13,630 plus interest at prime rate;
        final payment due February 23, 1996;
        secured by certain machinery and
        equipment                                  27,200          81,720

     Note payable in monthly installments of
        $1,860 including interest at 8.5% per
        year; final payment due September 1,
        1996; secured by certain machinery and
        equipment                                  14,414          34,566

     Note payable in quarterly installments of
        $5,410 including interest at 8% per
        year; final payment due October 1, 1997;
        secured by certain machinery and
        equipment                                  35,015          52,949

     Note payable in monthly installments of
        $281, including interest at 12.90% per
        year; final payment due September 13,
        1995; secured by equipment                      0           2,147
                                                ---------       ---------
     Total long-term liabilities                4,574,296       4,842,801

     Less current portion (inclusive of
        capitalized leases)                       252,545         268,505
                                                ---------       ---------

     Noncurrent portion                        $4,321,751      $4,574,296
                                                =========       =========


     On August 1, 1989, the Company entered into a lease agreement with the Industrial Development Board of the City of Fort Payne, Alabama financed by the issuance of new Industrial Development Bonds in the amount of $4,742,000, the proceeds of which were used primarily for plant expansion.

     At December 31, 1995 and 1994, total restricted cash related to the bond issue consisted of approximately:

                                                  1995            1994

        Bond sinking fund                      $  484,000      $  482,000
        Deposits to trust fund for payment of
            interest on debt                      252,000         365,000
                                                ---------       ---------
                                               $  736,000      $  847,000
                                                =========       =========

     Maturities of long-term liabilities are as follows:


                               Capitalized Leases
                            Industrial
                              Revenue
           Year                 Bond        Other       Other         Total

       1996                 $  587,572   $   89,377   $   33,827   $  710,776
       1997                    587,198       61,565       15,602      664,365
       1998                    587,286       61,565                   648,851
       1999                    587,630       90,520                   678,150
       2000                    587,028                                587,028
       Thereafter            5,232,722                              5,232,722
                             ---------    ---------    ---------    ---------
       Total minimum
         payments            8,169,436      303,027       49,429    8,521,892

       Less imputed
         interest            3,900,436       47,160                 3,947,596
                             ---------    ---------    ---------    ---------
       Total obligations    $4,269,000   $  255,867   $   49,429   $4,574,296
                             =========    =========    =========    =========

         Management believes that the fair value of its long-term indebtedness is not materially different from its carrying value. Management has estimated the fair value by discounting expected cash flows using interest rates that management believes are approximately equal to the interest rates currently available for similar debt issues.

   Note 5--Accrued Expenses and Other Liabilities:

             Accrued expenses and other liabilities at December 31, 1995 and 1994, consisted of the following:

                                                      1995         1994

           Commissions                             $1,595,539   $1,526,025
           Group and product liability insurance      247,966      179,882
           Sales and other taxes                      173,363      138,508
           Wages, bonuses and vacation pay            702,273      405,258
           Interest                                   249,657      272,666
           Settlement of claim (Note 8)                75,000      150,000
           Other                                      343,305      218,039
                                                    ---------    ---------
                                                   $3,387,103   $2,890,378
                                                    =========    =========

   Note 6--Loans under Revolving Credit Agreement:

        At December 31, 1995 and 1994, the Company was obligated to a bank for $8,305,513 and $10,686,853, respectively, on secured loans made under a revolving credit agreement. Effective June 1, 1995, a new revolving agreement was executed, expiring on May 1, 1996 providing for maximum borrowings of $12,000,000 with interest payable monthly at prime. In March, 1996, the lender agreed to renew the agreement to become due in May, 1997. Thus, the indebtedness has been classified as a long-term liability at December 31, 1995.

        Pursuant to both agreements, the Company has granted the bank a security interest in all marketable equity securities, accounts receivable, inventories and certain equipment. Both agreements also contain various restrictive covenants as well as pledges of certain marketable securities of the stockholders as additional collateral. The Company was in compliance with all such covenants at December 31, 1995.

        Because the revolving loan interest rate adjusts with changes in the market rate of interest, management believes the fair value of the revolving loan is equal to its carrying value.

   Note 7--Employee Benefit Plan:

        The Company provides retirement benefits to its qualified employees through a "401(k) plan," which permits employee contributions up to the maximum allowable by federal regulation, with the Company making matching contributions at the rate of 40% of the amount contributed by the participants up to 8% of the participants' gross wages. During 1995 and 1994, respectively, the Company's contributions were $97,000 and $87,000 and employee contributions totaled $259,000 and $232,000.


   Note 8--Contingencies:

        The Company is subject to various product liability claims and litigation which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions is adequately insured against and any uninsured losses will not materially affect the financial position of the Company.

        During 1994, a settlement of $150,000 was concluded concerning a claim made by the U.S. Government regarding a prior year contract. Such amount was payable $75,000 in 1995 and $75,000 in 1996.

   Note 9--Marketable Equity Securities:

        As of January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Investments in Debt and Certain Equity Securities to account for its investment in marketable equity securities. The adoption of SFAS No. 115 requires that marketable equity securities held for sale be valued at market as follows:

                                                         December 31,
                                                      1995         1994

           Cost of securities                      $  180,006   $  180,006
           Market value                               440,131      297,583
                                                    ---------    ---------
           Unrealized gain                         $  260,125   $  117,577
                                                    =========    =========

        The unrealized gain of $128,890 as of December 31, 1993 was reflected as a cumulative effect adjustment by increasing stockholders' equity at January 1, 1994.

          (b)  Pro Forma Financial Information.

                               Swing-N-Slide Corp.
                          Unaudited Pro Forma Condensed
                       Consolidated Financial Information


          The following unaudited pro forma financial information relates to the March 13, 1997 acquisition (such acquisition including certain related transactions are collectively referred to herein as the "Acquisition") by Newco, Inc. ("Newco"), a wholly owned subsidiary of Swing-N-Slide Corp. (the "Company"), of all of the issued and outstanding shares of capital stock of GameTime, Inc. ("GameTime"), and the merger of GameTime with and into Newco. The transaction will be accounted for as a purchase business combination. The pro forma amounts have been prepared based on certain purchase accounting and other pro forma adjustments (as described in the accompanying notes) to the December 31, 1996 historical financial statements of the Company and GameTime.

          The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1996 reflects the historical results of operations of both companies with pro forma acquisition adjustments as if the Acquisition had occurred on January 1, 1996. The unaudited pro forma condensed consolidated balance sheet at December 31, 1996 reflects the historical financial position of both companies at December 31, 1996, with pro forma adjustments as if the Acquisition had occurred on December 31, 1996. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the Acquisition, (b) factually supportable, and (c) in the case of certain income statement adjustments, expected to have a continuing impact.

          The unaudited pro forma condensed consolidated financial statements should be read in connection with the Company's and GameTime's historical financial statements and related footnotes.

          The unaudited pro forma financial information presented is for information purposes only and does not purport to represent what the Company's and GameTime's financial position or results of operations as of the dates presented would have been had the Acquisition in fact occurred on such date or at the beginning of the period indicated or to project the Company's and GameTime's financial position or results of operations for any future date or period.

   Pro Forma Unaudited Condensed Consolidated Statement of Operations

                                                             Year ended December 31, 1996

                                                         (in thousands, except per share data)

                                          Company          GameTime         Pro forma                Pro forma
                                        Historical        Historical       Adjustments  (1)        Consolidated

    Net sales                               $41,872           $41,843           $8,423  (2)              $92,138
    Cost of sales                            21,328            27,023            1,673  (2)(3)            50,024
                                           --------          --------         --------                  --------
    Gross margin                             20,544            14,820            6,750                    42,114

    Operating expenses:

      Selling                                 4,991             5,142            6,781  (2)(4)(5)         16,914
      General and administrative              4,710             6,080          (2,113)  (2)(5)             8,677
      Amortization of
        intangibles assets                    1,225                                917  (6)                2,142
                                           --------          --------         --------                  --------
                                             10,926            11,222            5,585                    27,733
                                           --------          --------         --------                  --------
    Operating income                          9,618             3,598            1,165                    14,381

    Other expense:

      Interest expense                        3,931             1,310            2,462  (7)                7,703
      Other expense (income)                  2,637             (363)                                      2,274
                                           --------         ---------         --------                  --------
                                              6,568               947            2,462                     9,977
                                           --------         ---------         --------                  --------
    Income before income taxes                3,050             2,651          (1,297)                     4,404
    Income tax expense                        1,480                                521  (8)                2,001
                                           --------         ---------         --------                  --------
    Income before extraordinary
     item                                    $1,570            $2,651         ($1,818)                    $2,403
                                          =========        ==========         ========                 =========

    Income before extraordinary
      item per common share                   $0.26                                                        $0.30
                                             ======                                                      =======
    Average number of common
      shares outstanding                      6,004                                                        8,002
                                             ======                                                      =======


   See accompanying Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations.

          Notes to Pro Forma Unaudited Condensed Consolidated Statement of Operations

   (1) Pro forma adjustments for the year ended December 31, 1996 do not include the expensing of the unamortized deferred financing costs that would have been incurred for the early extinguishment of the Company's long-term debt. This nonrecurring charge has not been considered because it does not affect future operations. Upon the repayment of debt with the proceeds from the refinancing, the unamortized deferred financing costs of approximately $1.5 million as of March 13, 1997 will be charged against operations as an extraordinary loss.

   (2) Reflects reclassification of GameTime's expenses to conform to the Company's classifications.

   (3) Reflects an estimated adjustment to the historical depreciation expense for GameTime's property, plant and equipment resulting from the adjustment to value such property, plant and equipment at fair value and the adjustment to the depreciable lives of the property, plant and equipment.

   (4) Reflects the reduction of catalog expense as a result of the revaluation of GameTime prepaid catalog costs to estimated fair value had the Acquisition occurred on January 1, 1996.

   (5) Reflects elimination of payments made to GameTime shareholders that will not be made after the Acquisition.

   (6) Reflects amortization of goodwill of $32.3 million over 40 years and deferred financing and other costs of $2.8 million over 6 to 8 years, net of amortization of deferred financing costs previously recorded by the Company and GameTime.

   (7) Reflects the pro forma incremental interest expense which would have been incurred on the pro forma borrowings of the Company had the acquisition occurred on January 1, 1996.

   (8) Prior to the Acquisition, GameTime had elected to be treated as an S Corporation for income tax purposes and accordingly did not pay federal or state income taxes. The increase in income tax expense represents the net pro forma adjustment attributable to the Company's marginal income tax rate applied to the historical earnings of GameTime net of the effects of the pro forma adjustments to income before income taxes.

   Pro Forma Unaudited Condensed Consolidated Balance Sheet
                                                                     December 31, 1996

                                                                       (in thousands)

                                            Company          GameTime        Pro forma                Pro forma
                                           Historical       Historical      Adjustments  (1)         Consolidated

    Assets

    Cash                                            $1             $298           ($251) (1)                   $48
    Accounts receivable, net                     5,637            5,488                                     11,125
    Inventory                                    7,235            3,105               25 (2)                10,365
    Other current assets                         2,204            1,374            (679) (2)                 2,899
                                               -------         --------         --------                  --------

      Total current assets                      15,077           10,265            (905)                    24,437

    Property, plant and equipment               10,338           21,525         (10,656) (2)                21,207
    Accumulated depreciation                     4,814           10,656         (10,656) (2)                 4,814
                                               -------        ---------         --------                  --------
    Net property, plant and
      equipment                                  5,524           10,869                0                    16,393


    Deferred financing fees, net                 2,478              159            1,277 (3)                 3,914
    Patent cost, net                             1,147                                                       1,147
    Deferred income taxes                          560                                                         560
    Goodwill, net                               21,478                            32,263 (2)                53,741
    Other long-term assets                           0              773            (689) (1)(2)                 84
                                              --------         --------         --------                  --------
      Total assets                             $46,264          $22,066          $31,946                  $100,276
                                              ========         ========         ========                  ========

    Liabilities and stockholders' equity


    Revolving loan                              $5,625           $6,227             $848 (4)               $12,700
    Accounts payable                             2,711            2,080                                      4,791
    Other current liabilities                    1,266            4,477                                      5,743
    Current portion of long-term
      debt                                       7,000              324          (1,599) (4)                 5,725
                                              --------         --------         --------                 ---------
      Total current liabilities                 16,602           13,108            (751)                    28,959

    Long-term debt, net of current
      portion                                   23,550            4,489           30,707 (4)                58,746
    Convertible subordinated
      debentures payable to
      stockholder                                5,323                                                       5,323


    Total stockholders' equity                     789            4,469            1,990 (5)                 7,248
                                              --------         --------         --------                  --------
      Total liabilities and
        stockholders' equity                   $46,264          $22,066          $31,946                  $100,276
                                              ========         ========         ========                  ========


   See accompanying Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet.

          Notes to Pro Forma Unaudited Condensed Consolidated Balance Sheet

   (1) Reflects the elimination of restricted cash balances related to a bond issue of GameTime that was retired in connection with the Acquisition.

   (2) The Acquisition will be accounted for using the purchase method of accounting and the total purchase cost will be allocated first to assets and liabilities based upon their respective fair values, with the remainder allocated to goodwill. The allocation of the purchase price reflected above is based on estimates and may differ from the final allocation.

   (3) Reflects additional financing fees related to the credit agreements entered into in connection with the Acquisition, net of the write-off of unamortized financing fees on their retirement of borrowings under certain credit facilities.

   (4) Reflects additional debt related to the credit agreements entered into to finance the Acquisition and to refinance certain indebtedness of the Company, net of the retirement of borrowings under certain credit agreements.

   (5) Reflects the net proceeds received from the sale of common stock and warrants in connection with the Acquisition, less the elimination of the historical GameTime equity balances and the after-tax effect of the write-off of unamortized financing fees.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    SWING-N-SLIDE CORP.

   Date:  April 30, 1997            /s/ Richard E. Ruegger
                                    Richard E. Ruegger,
                                    Vice President-Finance
                                    and Chief Financial Officer
                                    (Duly authorized officer and Principal
                                    Financial and Accounting Officer)